EXHIBIT 1.1

[            ] Shares

KILROY REALTY CORPORATION

COMMON STOCK, PREFERRED STOCK,

DEPOSITARY SHARES AND WARRANTS

FORM OF UNDERWRITING AGREEMENT

            , 2003

Ladies and Gentlemen:

Introductory.    Kilroy Realty Corporation, a Maryland corporation (the “Company”), may offer from time to time in one or more series or classes (i) shares of its common stock, par value $.01 per share (the “Common Stock”), (ii) shares or fractional shares of its preferred stock, par value $.01 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”) and (iv) warrants to purchase Preferred Stock or Common Stock, as shall be designated by the Company at the time of any such offering (the “Warrants”) with an aggregate public offering price of up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Common Stock, Preferred Stock, Depositary Shares and Warrants (collectively, the “Securities”) may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each such supplement a “Prospectus Supplement”). As used herein, the “Representatives,” unless the context otherwise requires, shall mean the parties, identified in the applicable Terms Agreement (as hereinafter defined) as the Representatives with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

Whenever the Company determines to make an offering of Securities through the Representatives or through an underwriting syndicate managed by the Representatives, the Company or the Operating Partnership, as the case may be, will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, the Representatives and such other underwriters, if any, selected by the Representatives as have authorized the Representatives to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include the Representatives whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to the terms hereof). In addition to specifying the names of the Representatives, the Terms Agreement relating to the offering of Underwritten Securities shall specify the amount of Underwritten Securities to be initially issued (the “Initial Securities”), the names of the Underwriters participating in such offering (subject to substitution as provided herein), the amount of Initial Securities which each such Underwriter severally agrees to purchase, the price at which the Initial Securities are to be purchased by the Underwriters from the Company or the Operating Partnership, as the case may be, the initial public offering price, if any, of the Initial Securities, the form, time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Securities (including, but not limited to, current ratings, designations, liquidation preferences, voting and other rights, denominations, interest rates or formulas, interest payment dates, maturity dates and redemption or repayment provisions applicable to the Initial Securities). In addition, each Terms Agreement shall specify whether the Underwriters will be granted an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate amount of Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between the Representatives and the Company or the Operating Partnership, as the case may be. Each offering of Underwritten Securities through the Representatives or through an underwriting syndicate managed by the Representatives will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-45097) for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “Rules and Regulations”), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), together with each Prospectus Supplement relating to the offering of Underwritten Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus,” respectively; provided that if any revised prospectus shall be provided to the Representatives by the Company for use in connection with the offering of Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company or the Operating Partnership pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the 1933 Act Regulations (a “Rule 462(b) Registration Statement”) shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a “Term Sheet”) shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The following are each a “Subsidiary” and are collectively referred to as the “Subsidiaries”: (i) Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”); (ii) Kilroy Realty Finance Partnership, L.P., a Delaware limited partnership (“Finance Partnership” and, together with the Operating Partnership, the “Partnerships”); (iii) Kilroy Realty Finance, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“KRF”); (iv) Kilroy Services, LLC, a

Delaware limited liability company (“KSLLC”); (v) Kilroy Realty Partners, L.P., a Delaware limited partnership (“KRPLP”); and (vi) Kilroy Realty TRS, Inc., a Delaware corporation and wholly-owned subsidiary of the Operating Partnership (“KRTRS”). The Company and the Subsidiaries are referred to in this Agreement as the “Company.”

The Company and the Operating Partnership confirm their agreements with the Underwriters as follows:

1.    Agreement to Sell and Purchase.

(a)    General.  The Company hereby agrees to issue and sell to the several Underwriters the Underwritten Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Underwritten Securities set forth opposite their names on Schedule 1 attached hereto. The purchase price per Initial Security to be paid by the several Underwriters to the Company shall be $             per share (the “Purchase Price”).

The Company hereby agrees to issue and sell to the several Underwriters the Option Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters shall have the one-time right to purchase from the Company, severally and not jointly, up to              Option Securities at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. The purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Underwritten Securities or later than 10 business days after the date of such notice. Option Securities may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Securities. On the day, if any, that Option Securities are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Securities to be purchased on the Option Closing Date as the number of Underwritten Securities set forth in Schedule 1 attached hereto opposite the name of such Underwriter bears to the total number of Underwritten Securities.

The Company and the Operating Partnership each hereby agree that, without the prior written consent of              on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Closing Date (as defined below), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any class or series of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company or any class or series of preferred units of partnership interest (“Preferred Units”) of the Operating Partnership or any securities convertible into or exercisable or exchangeable for any class or series of Preferred Stock or Preferred Units or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any class or series of Preferred Stock or Preferred Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any class or series of Preferred Stock or Preferred Units or such other securities, in cash or otherwise. The foregoing

sentence shall not apply to (A) the Underwritten Securities to be sold hereunder, (B) the issuance of              (or up to              if the option described in Section 1(a) is exercised by the Representatives)              Units (the “[Units]”) of the Operating Partnership, (C) the exchange of the 8.075% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”) of the Operating Partnership for 8.075% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company or (D) the exchange of the 9.250% Series D Cumulative Redeemable Preferred Units (the “Series D Preferred Units”) of the Operating Partnership for the 9.250% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), of the Company .

(b)    Terms of Public Offering.  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Underwritten Securities as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representatives that the Underwritten Securities are to be offered to the public initially at $             a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $             a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession to any Underwriter or to certain other dealers.

2.    Delivery and Payment.

(a)    Payment for the Underwritten Securities.  Payment for the Initial Securities shall be made by wire transfer in immediately available-funds to the order of the Company at     :00 a.m., New York City time, on             , or at such other time on the same or such other date, not later than             , as shall be agreed in writing by the Representatives and the Company (the “Closing Date”).

Payment for the Option Securities shall be made by wire transfer in immediately available-funds to the order of the Company at     :00 a.m., New York City time, on the date specified in the corresponding notice described in Section 1(b) or at such other time on the same or on such other date, in any event not later than             , as shall be agreed in writing by the Representatives and the Company.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Underwritten Securities the Underwriters have agreed to purchase.             , individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Underwritten Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(b)     Delivery of the Underwritten Securities.  The Initial Securities and Option Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The Company shall deliver, or cause to be delivered, a credit representing the Initial Securities or the Option Securities, as the case may be, to an account or accounts at The Depository Trust Company, as designated by the Representatives, for the accounts of the Representatives and the several Underwriters at the Closing Date or the Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Underwritten Securities by the Company to the Underwriters shall be borne by the Company. The Company and the Operating Partnership will pay and save the Underwriters and any subsequent holder of the Underwritten Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Underwritten Securities.

(c)     Delivery of Prospectus to the Underwriters.   Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Prospectus (as defined below) in such quantities and at such places as the Underwriters shall reasonably request.

3.     Representations and Warranties.  Each of the Company and the Operating Partnership jointly and severally represents and warrants to and agrees with each of the Underwriters that:

(a)    The Company meets the requirements for use of Form S-3. A registration statement (Registration No. 333-45097) on Form S-3 relating to the Underwritten Securities, including a prospectus (as amended, the “Base Prospectus”), has been prepared by the Company and filed with the Commission and has been declared effective under the Securities Act and the Rules and Regulations. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered or made available to the Underwriters. A Prospectus Supplement setting forth the terms of the Underwritten Securities and of their sale and distribution has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term “Registration Statement” means such registration statement as amended to the date of this Agreement, including financial statements and all exhibits and any information deemed to be included therein (whether by virtue of Rule 430A of the Rules and Regulations or otherwise) and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act. The term “Prospectus” means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and includes the documents incorporated by reference in the Base Prospectus and in any prospectus supplement. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement (other than in connection with any opinion given by counsel in Section 5 hereof, which hereby expressly excludes any copy filed via Electronic Data Gathering, Analysis and Retrieval System

(“EDGAR”)), all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR, and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Registration Statement or Prospectus, as the case may be, delivered to the Representatives for use in connection with the offering of the Underwritten Securities by the Company.

(b)    Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and at the Option Closing Date, including the financial statements and other information included or to be included or incorporated by reference or to be incorporated by reference in the Registration Statement or the Prospectus, conformed or will conform in all material respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”), as applicable, and will contain all statements required to be stated therein in accordance with the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and at the Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. The Company and the Operating Partnership acknowledge that the only information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any preliminary Prospectus (the “Preliminary Prospectus”) or the Prospectus is the information set forth in Exhibit A hereto. None of the Company or any of the Subsidiaries has distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act. The Company will use commercially reasonable efforts to cause the Underwritten Securities to be approved for listing on the New York Stock Exchange (“NYSE”).

(c)    The documents incorporated or to be incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

(d)    The only direct or indirect subsidiaries (as defined in the Rules and Regulations) of the Company are the Subsidiaries. Other than the Partnerships, none of the Subsidiaries are “significant subsidiaries” (as defined in the Rules and Regulations). The Company and each of the Subsidiaries is, and at the Closing Date and at the Option Closing Date will be, an entity duly organized or formed, as the case may be, and, in the case of an entity that is not a general partnership, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. The Company and each of the Subsidiaries has, and at the Closing Date and at the Option Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of the Subsidiaries is, and at the Closing Date and at the Option Closing Date will be, duly licensed or qualified to do business and (except for subsidiaries that are general partnerships) in good standing as a foreign trust, limited partnership, limited liability company or corporation, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified does not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”). (i) As of the date of this Agreement, the Company is, and, as of the Closing Date and at the Option Closing Date, the Company will be, the sole general partner of the Operating Partnership, and as of the date of this Agreement, the Company does, and, as of the Closing Date and at the Option Closing Date, the Company will, own             % of the common limited partnership units in the Operating Partnership, (ii) as of the date of this Agreement, the Company does, and, as of the Closing Date and at the Option Closing Date, the Company will, own 100% of the capital stock of KRF, (iii) as of the date of this Agreement, KRF is, and, as of the Closing Date and at the Option Closing Date, the KRF will, be the sole general partner of the Finance Partnership, and, as of the date of this Agreement, KRF does, and, as of the Closing Date and at the Option Closing Date, KRF will, own a 1.0% partnership interest in the Finance Partnership, and, as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date and at the Option Closing Date, the Operating Partnership will, own a 99.0% partnership interest in the Finance Partnership, (iv) as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date and at the Option Closing Date, the Operating Partnership will own, all of the capital stock of KRTRS, (v) as of the date of this Agreement, the Company is, and, as of the Closing Date and at the Option Closing Date, the Company will be, the general partner of KRPLP, and, as of the date of this Agreement, the Company does, and, as of the Closing Date and at the Option Closing Date, the Company will own, a 1.0% partnership interest in KRPLP, and, as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date and at the Option Closing Date, the Operating Partnership will own, a 99.0% partnership interest in KRPLP, and (vi) as of the date of this Agreement, the Company does, and, as of the Closing Date and at the Option Closing Date, the Company will own, a 1.0% interest in KSLLC, and, as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date and at the Option Closing Date, the Operating Partnership will own, a 99.0% interest in KSLLC. Except for the capital stock, limited liability company interests or partnership interests of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date and at the Option Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Articles of Amendment and Restatement of the Company, the Articles Supplementary of the Company designating its Series A Preferred Stock, the Articles Supplementary of the Company designating its Series B Junior Participating Preferred Stock, the Articles Supplementary of the Company designating its Series D Preferred Stock (collectively, together with the Articles Supplementary (as defined below), the “Charter”) and the Amended and Restated Bylaws of the Company and the Limited Partnership Agreements and Operating Agreements of the Subsidiaries, as applicable, the charter documents of each of the Subsidiaries and all amendments thereto have been delivered or made available to the Underwriters and no changes therein will be made subsequent to the date hereof and prior to the Option Closing Date.

(e)    The outstanding securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to any preemptive or similar right.

The description of the common stock, par value $0.01 per share (the “Common Stock”), of the Company and each series and class of Preferred Stock, in the Registration Statement and the Prospectus is, and at the Closing Date and at the Option Closing Date will be, in all material respects, complete and accurate. Except as set forth in or contemplated by the Prospectus, the Company does not have outstanding, and at the Closing Date and at the Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Stock, any Preferred Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations other than pursuant to the 1998 Stock Option and Incentive Plan of the Company and the Operating Partnership. The Company has duly reserved a sufficient number of shares of Common Stock and Preferred Stock for issuance upon exchange of the units of partnership interest of the Operating Partnership. The authorized shares of capital stock of the Company conform in all material respects to the description thereof in the Prospectus.

(f)    The outstanding securities of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and, to the extent owned by the Company or any Subsidiary, are owned free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities or claims and are not subject to any preemptive or similar right. Except as set forth in the Prospectus, none of the Subsidiaries have outstanding, and at the Closing Date and at the Option Closing Date, none of the Subsidiaries will have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, partnership interests or limited liability company interests of the Subsidiaries. No waivers, consents or approvals of the holders of any class or series of Preferred Units need to be obtained in connection with the issuance and sale of the Underwritten Securities, except for those that have been obtained and delivered in writing to the Representatives before the date of this Agreement.

(g)    The Securities will be, as of the Closing Date and as of the Option Closing Date, duly authorized by the Company for issuance and sale pursuant to this Agreement, and upon issuance against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable and the issuance and sale thereof will not be subject to any preemptive or similar right.

(h)    The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect the transactions in, and the dispositions of, the assets of, and the results of operations of the Company and the Subsidiaries. The financial statements and schedules of the Company and the Subsidiaries (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the financial position of the Company as of the respective dates thereof in conformity with accounting principles generally accepted in the United States of America. No other financial statements or schedules of the Company and the Subsidiaries are required by the Securities Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Deloitte & Touche LLP, independent public accountants, who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company and the Subsidiaries as required by the Securities Act and the Rules and Regulations.

(i)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or any of the Subsidiaries, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of the Subsidiaries, arising for any reason whatsoever, other than pursuant to the 1998 Stock Option and Incentive Plan of the Company and the Operating Partnership, the dividend reinvestment plan of the Company and exchanges of units of partnership interest of the Operating Partnership for Common Stock and Preferred Stock in accordance with the Limited Partnership Agreement of the Operating Partnership, (ii) neither the Company nor any of the Subsidiaries has incurred nor will it voluntarily incur, or suffer to incur without seeking in good faith the removal of, any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein, (iii) neither the Company nor any of the Subsidiaries has or will have paid or declared any dividends or other distributions of any kind on any class of its capital stock, other than dividends payable on the Series A Preferred Stock and the Series D Preferred Stock in each case in accordance with the Charter, dividends payable on the Series A Preferred Units, and the Series D Preferred Units in each case in accordance with the Limited Partnership Agreement of the Operating Partnership and dividends payable on the Common Stock and the common units of partnership interest of the Operating Partnership in accordance with past practices and with such increases as may be approved by the Board of Directors of the Company, and (iv) there has been no casualty loss or condemnation or other adverse event with respect to any property of the Company or any of the Subsidiaries, except as would not have a Material Adverse Effect.

(k)    Neither the Company nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Underwritten Securities and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(l)    Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties that are required to be described in the Registration Statement or the Prospectus under the Securities Act or the Rules and Regulations that are not so described.

(m)    The Company and each of the Subsidiaries has, and at the Closing Date and at the Option Closing Date will have, (i) all licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except where the failure to have such licenses, permits, consents, orders, approval and other authorizations would not have a Material Adverse Effect, and none of the Company and the Subsidiaries has received notice of proceedings related to the revocation or modification of any license, permit, consent, order, approval or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect,

(ii) complied in all material respects with all laws, regulations and orders applicable to it or its business except where failure to comply with any of the foregoing would not have a Material Adverse Effect, and (iii) performed all its material obligations required to be performed by it, and is not, and at the Closing Date and at the Option Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, the violation of which would have a Material Adverse Effect. To the knowledge of the Company and the Operating Partnership, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default thereunder in such a manner that, individually or in the aggregate, would have a reasonable likelihood of causing a Material Adverse Effect. The Company is not, nor at the Closing Date and at the Option Closing Date will be, in violation of any provision of the Charter or the Amended and Restated Bylaws of the Company. No Subsidiary is, nor at the Closing Date and at the Option Closing Date will any of them be, in violation of any provision in their respective organizational documents, except for such violations as would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement.

(n)    No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company and the Operating Partnership of the transactions on its part herein contemplated, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state or Canadian securities or blue sky laws or the bylaws in connection with the purchase and distribution by the Underwriters of the Underwritten Securities to be sold by the Company.

(o)    Each of the Company and the Operating Partnership has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with the terms hereof, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the application of the net proceeds from the sale of the Underwritten Securities as described in the Prospectus and issuance of [Units]) will not (i) contravene any provision of applicable law or the Charter, the Amended and Restated Bylaws of the Company, the Limited Partnership Agreement of the Operating Partnership or the organizational documents of any of the Subsidiaries or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any contract or other agreement to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties is bound or affected (including, without limitation, that certain Amended and Restated Revolving Credit Agreement dated as of March 15, 2002, among the Operating Partnership, JP Morgan Chase Bank, as Bank and as Lead Agent for the Banks, and the Banks listed therein), or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, the Operating Partnership or any of the Subsidiaries, except in clauses (ii) and (iii) for such violations and conflicts as would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement.

(p)    The Company and each of the Subsidiaries has and at the Closing Date and at the Option Closing Date will have good and marketable fee simple title to all of the land underlying the properties and assets owned by it and good and marketable title to all of the improvements located thereon, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are not material to the business of the Company or the Subsidiaries, taken as a whole. All liens, charges or encumbrances on or affecting any of the properties and assets of the Company or any of the Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein. The Company and each of the Subsidiaries has and at the Closing Date and at the Option Closing Date will have valid, subsisting and enforceable leases for the properties leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries; no person has an option or right of first refusal to purchase all or any part of any property of the Company or any Subsidiary or any interest therein which is material to the Company and the Subsidiaries, taken as a whole; each of the properties owned by the Company and the Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent described in the Prospectus and except for such failures to comply as would not result in a Material Adverse Effect; the Company and the Operating Partnership have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company and the Subsidiaries; and the Company and the Operating Partnership have no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or the Subsidiaries.

(q)    Title insurance in favor of the Company (or the Subsidiary which holds title to such property) is maintained with respect to each of the properties owned by the Company and the Subsidiaries in such amounts as are customary for publicly traded companies operating in the industry and sector in which the Company and the Subsidiaries operate, except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect. Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

(r)    The mortgages and deeds of trust encumbering the properties and assets of the Company and the Subsidiaries are not convertible nor does the Company or any Subsidiary hold a participating interest therein.

(s)    Except as disclosed or incorporated by reference in the Prospectus:

(i)    each property owned or leased by the Company or any of the Subsidiaries, including, without limitation, the Environment (as defined below) associated with such property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such property, except for Hazardous Substances that would not reasonably be expected to result in a Material Adverse Effect;

(ii)    the Company and the Subsidiaries have not caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any property owned or leased by the Company or any of the Subsidiaries, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any such property that could result in the incurrence of liabilities or any violations of any Environmental Law applicable to such property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not reasonably be expected to have a Material Adverse Effect;

(iii)    neither the Company or any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law applicable to such property or under common law pertaining to Hazardous Substances on or originating from such property, except for any such claims which would not have a Material Adverse Effect;

(iv)    neither the Company or any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and the Subsidiaries has received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to such property that is uncured or unremediated as of the date hereof, except for any such violations which would not have a Material Adverse Effect;

(v)    no property owned or leased by the Company and the Subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), nor has the Company or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any such property on such list;

(vi)    the Company and the Subsidiaries and, to the knowledge of the Company and the Operating Partnership, each tenant at any of the properties owned or leased by the Company and the Subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect; and

(vii)    there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

As used herein: “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any property owned or leased by the Company and the Subsidiaries, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(t)    Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(u)    There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. All such contracts and all contracts relating to any tax exempt financings to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(v)    Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company or the Operating Partnership or any security convertible into or exchangeable for any security of the Company or the Operating Partnership or to facilitate the sale or resale of the Underwritten Securities.

(w)    Except to the extent disclosed in the Prospectus and filed as exhibits to the Registration Statement, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership or to require the Company or the Operating Partnership to include such securities with the Underwritten Securities registered pursuant to the Registration Statement.

(x)    No claims have been asserted by any person to the use of any material trademarks, service marks or trade names, if any, which are necessary for the conduct of the businesses of the Company and the Subsidiaries as described in the Prospectus or challenging or questioning the validity or effectiveness of any such trademark, service mark or trade name, if any. The use, in connection with the business and operations of the Company and the Subsidiaries of such trademarks, service marks and trade names does not, to the knowledge of the Company or the Operating Partnership, infringe on the rights of any person.

(y)    The Company has been organized and continuously operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ended December 31, 1997. The Company has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1997, and such election has not been terminated. The Company’s proposed method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

(z)    There has not occurred any change, or any development involving a prospective change, in the financial condition and results of operation of the Company and the Subsidiaries from that set forth in the Prospectus, except as would not have a Material Adverse Effect.

(aa)    The statements set forth in the Registration Statement under the captions “Description of Capital Stock,” “Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws,” “Partnership Agreement of the Operating Partnership,” “Federal Income Tax Consequences,” “Other Tax Consequences” and “Plan of Distribution” are, and the statements made in the Prospectus as amended, supplemented or superceded under corresponding or similar captions to the extent made are, insofar as such statements constitute a summary of the terms of the Underwritten Securities and the laws and documents referred to therein, are accurate and complete in all material respects.

(bb)    The Company and each of the Subsidiaries have timely and duly filed all material Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Subsidiaries have timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no Federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any governmental authority, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all Federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any governmental authority.

(cc)    The Securities are registered pursuant to Section 12(b) of the Exchange Act. The Common Stock has been approved for listing on the NYSE, and, as soon as possible after the date of this Agreement, the Company will file an application to have the Underwritten Securities listed on the NYSE. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock or the Underwritten Securities under the Exchange Act or the listing of the Common Stock or the Underwritten Securities, if applicable, on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(dd)    The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company’s or Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past 12 months, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, except that the Company changed insurers for its directors and officers insurance policy.

(ee)    Each description of a contract, document or other agreement in the Prospectus fairly reflects in all respects the material terms of the underlying document, contract or agreement. Each agreement described in the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or a Subsidiary, as the case may be, in accordance with its terms.

(ff)    Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person that would give rise to a valid claim against the Company, any of the Subsidiaries or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Underwritten Securities.

(gg)    No transaction has occurred between or among the Company or any Subsidiaries, on one hand, and any of their officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in and is not described or incorporated by reference in the Registration Statement and the Prospectus. Except as otherwise described in the Prospectus, there are no outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of their family members.

(hh)    The Company and the Subsidiaries are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such noncompliance which would not have a Material Adverse Effect.

(ii)    The Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) have reviewed the Prospectus and the Prospectus Supplement (including, without limitation, all documents incorporated therein by reference). Based on the knowledge of the CEO and the CFO, the Prospectus and the Prospectus Supplement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the matters discussed therein and, with respect to each incorporated document, each period covered by such report. Based on the knowledge of the CEO and CFO, the financial statements, and other financial information included in the Prospectus and the Prospectus Supplement, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented. The CEO and CFO are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the periods in which the Prospectus was being prepared, (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Prospectus their conclusions about the effectiveness of the disclosure controls and procedures as of the end of second quarter of 2003 based on such evaluation and (iii) disclosed in the Prospectus any change in the Company’s internal control over financial reporting that occurred during the second quarter of 2003 that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

4.    Agreements.  The Company and the Operating Partnership agree with the Underwriters as follows:

(a)    The Company will cause the Prospectus Supplement to be filed as required by Section 3(a) hereof (but only if the Underwriters have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Underwritten Securities by any Underwriter or dealer (the “Prospectus Delivery Period”), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto.

(b)    The Company will notify the Underwriters promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the

Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(c)    The Company will furnish to the Underwriters, upon request and without charge, four copies of the executed Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

(d)    The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)    The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Underwritten Securities may be sold, both in connection with the offering or sale of the Underwritten Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as such Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Underwritten Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriters after reasonable notice thereof.

(f)    Prior to any public offering of the Underwritten Securities, the Company will register or qualify the Underwritten Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)    The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Securities Act, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

(h)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership will pay, or reimburse if paid by the Underwriters, all fees, costs and expenses (including, without limitation, the fees, disbursements and expenses of the counsel and accountants of the Company and the Subsidiaries) incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement, including but not limited to fees, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Underwritten Securities, (iii) the printing of this Agreement and any Dealer Agreements, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus and Prospectus Supplement, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Underwritten Securities by the Underwriters or by dealers to whom Underwritten Securities may be sold, (v) filings required to be made by or on behalf of the Company or the Underwriters and the fees and disbursements and other charges (other than counsel for the Underwriters) in connection therewith and filings to be made by the Company with the Commission, and the fees, disbursements and other charges of counsel for the Company in connection therewith, (vi) the registration or qualification of the Underwritten Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vii) counsel to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by or on behalf of the Company, (viii) transfer and delivery of the Underwritten Securities to the Underwriters, including any transfer or other taxes payable thereon, (ix) costs and charges of any transfer agent, registrar or depositary, (x) the preparation and filing of the registration statement on Form 8-A relating to the Underwritten Securities and all costs and expenses incident to listing the Underwritten Securities on the NYSE, (xi) the review and qualification of the offering of the Underwritten Securities by the NASD, including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and (xii) the costs and expenses of the Company and the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Underwritten Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Operating Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show. It being understood, however, that except as provided in this Section and Section 6 entitled “Indemnification and Contribution” and Section 8 entitled “Substitution of Underwriters”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Underwritten Securities by them and any advertising expenses connected with any offers they may make.

(i)    If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company and the Operating Partnership will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by it in connection herewith.

(j)    None of the Company or any of the Subsidiaries will at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Underwritten Securities to facilitate the sale or resale of any of the Underwritten Securities.

(k)    The Company and the Operating Partnership will apply the net proceeds from the offering and sale of the Underwritten Securities to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(l)    Until the date that the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or to continue to, qualify as a “real estate investment trust” under the Code and such determination is approved by the affirmative vote of the holders of not less than two-thirds of the shares of capital stock of the Company outstanding and entitled to vote thereon, the Company will not terminate its election to be taxed as a “real estate investment trust” under the Code, and the Company will use its best efforts to, and will continue to meet the requirements to, so qualify as a “real estate investment trust.”

(m)    Prior to the Closing Date, the Company will execute and file with the Maryland State Department of Assessments and Taxation (the “SDAT”) the Articles Supplementary (the “Articles Supplementary”) to its Charter establishing the terms of the Underwritten Securities. The Company shall first provide the form of Articles Supplementary to counsel to the Underwriters and shall not file any form of Articles Supplementary to which counsel to the Underwriters has objected.

(n)    The Company will take all steps necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act.

(o)    As soon as possible after the date of this Agreement, the Company shall apply to list the Underwritten Securities on the NYSE, and the Company shall use commercially reasonable efforts to obtain approval of the listing of the Underwritten Securities on the NYSE.

5.    Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters hereunder are subject to the following conditions:

(a)    The Prospectus shall have been filed as required by Section 3(a) and (i) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Underwritten Securities under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (ii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (iii) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto.

(b)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of the Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in any case the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Underwritten Securities by the Underwriters and at the Public Offering Price.

(c)    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors or trustees, as the case may be, in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding it is reasonably probable that an unfavorable ruling, decision or finding would have a Material Adverse Effect.

(d)    Each of the representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct in all material respects at the Closing Date and the Option Closing Date, as if made at the Closing Date and the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and the Operating Partnership and all conditions contained herein to be fulfilled or complied with by the Company and the Operating Partnership at or prior to the Closing Date and the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(e)    The Underwriters shall have received one or more opinions, dated the Closing Date and the Option Closing Date and satisfactory in form and substance to the Underwriters’ counsel, from Ballard Spahr Andrews & Ingersoll LLP, Maryland counsel to the Company, to the effect set forth in Exhibit B.

(f)    The Underwriters shall have received one or more opinions, dated the Closing Date and the Option Closing Date and satisfactory in form and substance to the Underwriters’ counsel, from Latham & Watkins LLP, special corporate and tax counsel to the Company, (i) to the effect set forth in Exhibit C and (ii) concerning the tax matters set forth below:

(i)    Based on the facts, representations and assumptions set forth in the opinion, commencing with the Company’s taxable year ending December 31, 1997 and continuing through the Company’s taxable year ending December 31, 2002, the Company has been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(ii)    The statements in the Prospectus Supplement under the caption “United States Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes, regulations and other legal matters referred to therein, are accurate descriptions or summaries in all material respects; and

(iii)    The Operating Partnership is classified as a partnership for United States federal income tax purposes and not as (a) an association taxable as a corporation or (b) a “publicly traded partnership” taxable as a corporation under Section 7704(a) of the Code.

(g)    The Underwriters shall have received an opinion, dated the Closing Date and the Option Closing Date, from             , Underwriters’ counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

(h)    The Underwriters shall have received, on each of the date hereof and the Closing Date and the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date and the Option Closing Date shall use a “cut-off date” not earlier than two days before the delivery date.

(i)    At the Closing Date and at the Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of each of (a) Company on behalf of itself and (b) the Company in its capacity as general partner of the Operating Partnership, in form and substance satisfactory to the Underwriters, to the effect that:

(i)    The Prospectus has been filed as required by Section 3(a) and no stop order suspending the effectiveness of the Registration Statement under the Securities Act or the blue sky laws of any jurisdiction has been issued and, to the best of their knowledge, information and belief, no proceeding for such purpose is pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction.

(ii)    Any request for additional information with respect to the Registration Statement on the part of the staff of the Commission or any such authorities has been complied with to the satisfaction of the staff of the Commission or such authorities.

(iii)    Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) believes that as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) does not know of any event that has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

(iv)    Each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(v)    Each of the covenants required to be performed by the Company and the Operating Partnership herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the

Company and the Operating Partnership on or prior to the date of such certificate has been duly, timely and fully complied with.

(vi)    Since the execution and delivery of the Underwriting Agreement and prior to the Closing Date and the Option Closing Date, there has not occurred any downgrading in the rating accorded the Company or any securities of the Company by any rating agency nor has any notice been given to the Company or any of the Subsidiaries of (A) any intended or potential downgrading by any rating agency in such securities, or (B) any review or possible change by any rating agency that does not indicate a stable, positive or improving rating accorded such securities.

(j)    The “lock-up” agreements, each substantially in the form of Exhibit D attached hereto, between you and certain stockholders, officers and directors of the Company and the Operating Partnership relating to sales and certain other dispositions of securities of the Company and the Operating Partnership, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and the Option Closing Date.

(k)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company and the Operating Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(l)    The NYSE shall have approved the Underwritten Securities for listing, subject only to official notice of issuance.

(m)    Prior to the Closing Date, the Articles Supplementary shall have been filed and accepted by SDAT and, as of the Closing Date and the Option Closing Date, the Articles Supplementary shall be effective.

(n)    Prior to the Closing Date, the Company shall execute and deliver to the Underwriters a letter in the form of Exhibit E attached hereto for the benefit of each of (i)                      and/or its subsidiaries and affiliates, and (ii)                      and/or its subsidiaries and affiliates.

(o)    The Company and the Operating Partnership shall have furnished to the Underwriters such certificates, including, without limitation, one or more certificates of the Secretary of the Company on behalf of itself and the Operating Partnership, in addition to those otherwise specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Operating Partnership herein as to the performance by the Company and the Operating Partnership of its obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

6.    Indemnification and Contribution.

(a)    The Company and the Operating Partnership will indemnify and hold each Underwriter, its directors, officers, employees and agents and each person, if any, who controls it within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or any Subsidiary or based on written information furnished by or on behalf of the Company or any Subsidiary filed in any jurisdiction in order to qualify the Underwritten Securities under the securities or blue sky laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Underwritten Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, that the Company and the Operating Partnership will not be liable to the extent that such loss, claim, damage, liability, expense or action arises from the sale of the Underwritten Securities in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. The Company and the Operating Partnership acknowledge that the only information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus is the information set forth in Exhibit A hereto. This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership might otherwise have.

(b)    Each Underwriter will indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and the Operating Partnership and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only insofar as losses, claims, damages, liabilities, expenses or actions arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus. The Company and the Operating Partnership acknowledge that the only information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus is the information set forth in Exhibit A hereto. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

(c)    Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided, however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or the Underwriters, then the Company, the Operating Partnership and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership from persons other than the Underwriters, such as persons who control the Company and the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)    The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or by or on behalf of the Company or the Operating Partnership, or the Company’s officers and directors or any persons controlling the Company or the Operating Partnership, (ii) acceptance of the Underwritten Securities and payment therefor or (iii) any termination of this Agreement.

7.    Representations and Agreements to Survive Delivery.  All representations, warranties, agreements and covenants of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or the Operating Partnership or any of their officers, directors, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Underwritten Securities hereunder.

8.    Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the aggregate number of Underwritten Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Underwritten Securities in accordance with the terms hereof, and the aggregate number of Underwritten Securities not purchased does not aggregate more than 10% of the total number of Underwritten Securities that the Underwriters are obligated to purchase hereunder at the Closing Date or the Option Closing Date, as the case may be, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule 1 hereto except as may otherwise be determined by you) the Underwritten Securities that the withdrawing or defaulting Underwriter or Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the aggregate number of Underwritten Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Underwritten Securities in accordance with the terms hereof, and the number of Underwritten Securities not purchased aggregates more than 10% of the total principal amount of Underwritten Securities that the Underwriters are obligated to purchase hereunder at the Closing Date or the Option Closing Date, as the case may be, and arrangements satisfactory to Representatives and the Company for the purchase of such Underwritten Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company and the Operating Partnership shall not be under any liability to any Underwriter with respect to Underwritten Securities not purchased by reason of such termination (except to the extent provided in Section 4(i), regarding payment of expenses, and Section 6, regarding indemnification and contribution, hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Underwritten Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Operating Partnership with respect to such Underwritten Securities (except to the extent provided in Section 6 hereof).

9.    Termination.  The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Underwriters, without liability on the part of the Underwriters to the Company, the Operating Partnership or any other Subsidiary, if, prior to delivery and payment for the Underwritten Securities, in the sole judgment of the Underwriters, (i) trading in any securities of the Company or the Operating Partnership shall have been suspended by the Commission, by an exchange that lists such equity securities or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Underwritten Securities on the terms and in the manner contemplated by the Prospectus.

10.     Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company or the Operating Partnership, at the office of the Company, 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: President with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: J. Scott Hodgkins, Esq., or (b) if to the Underwriters, to the offices of                              with a copy to                             . Any such notice shall be effective only upon receipt. Any notice under Section 10 hereof may be made by telex, facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11.    Parties.  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Operating Partnership and of the controlling persons, directors, trustees, and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Underwritten Securities from the Underwriters.

12.    Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13.    Counterparts.  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.     Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.    Waiver of Trial by Jury.  The Company and each of the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16.     Lead Manager.  Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or taken on their behalf by                             .

(Signature page follows.)

EXHIBIT 1.1

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Operating Partnership and the Underwriters.

Very truly yours,

KILROY REALTY CORPORATION

By:

Name: Title:

KILROY REALTY, L.P.

By:	Kilroy Realty Corporation, as general partner

By:

Name: Title:

Confirmed as of the date first above mentioned:

[REPRESENTATIVES]

On their behalf and on behalf of each of the several underwriters named in Schedule 1 hereto.

By:

By:

Authorized Signatory

S-1

EXHIBIT 1.1

SCHEDULE 1

Underwriting Commitments

Underwriter	Number of Underwritten Securities to be Purchased

Total

Schedule 1-1

EXHIBIT A

Information in Registration Statement and Prospectus

Furnished by the Underwriters

A-1

EXHIBIT B

Opinion of Ballard Spahr Andrews & Ingersoll LLP

B-1

EXHIBIT C

Opinion of Latham & Watkins LLP

C-1

EXHIBIT D

Lock-Up Agreement

D-1

EXHIBIT E

Form of Non-Waiver Letter

E-1